CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-3 Nos. 333-39247, 333-51671-01, 333-51759 and 333-61913, and Form S-8
Nos. 333-12117, 333-29759, 333-29763 and 333-55901) and related Prospectuses of
Highwoods Properties, Inc. and in the Registration Statement (Form S-3 No. 333-51671) and related Prospectus of Highwoods Realty Limited Partnership of our report dated February 16, 1999 (except for Note 15 as to which the date is March 15, 1999) with respect to the consolidated financial statements and schedule of Highwoods Properties, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1998.



                                                   /s/ ERNST & YOUNG LLP



Raleigh, North Carolina
March 26, 1999